                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                    ______________________________________

                                    FORM 8-K

                                 CURRENT REPORT

REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of event reported) April 24, 2002

                           Commission File No. 0-25766

                     Community Bank Shares of Indiana, Inc.

             (Exact name of registrant as specified in its charter)

             Indiana                                    35-1938254
            (State or other jurisdiction of       (I.R.S. Employer
             incorporation or organization)  Identification Number)

      101 West Spring St., PO Box 939, New Albany, Indiana        47150
     (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code 1-812-944-2224

Item 5. Other Events

(a) As detailed in the following press release (see Exhibit 22),  Community Bank
Shares of Indiana,  Inc.  (the  "Company"),  has  announced  third  quarter 2001 earnings.

                     COMMUNITY BANK SHARES OF INDIANA, INC.

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized

                                                     COMMUNITY BANK SHARES
                                                     OF INDIANA, INC.
                                                     (Registrant)

     Dated    April 24, 2002              BY:    /S/ James D. Rickard
     _________________________                   _____________________
                                                     James D. Rickard
                                                     President and CEO

     Dated    April 24, 2002              BY:    /S/ Paul A. Chrisco
     __________________________                  _____________________
                                                     Paul A. Chrisco
                                                     Chief Financial Officer

                                 EX-22
                Press Releases Regarding Matters Submitted

                    Community Bank Shares of Indiana, Inc.

________________________________________________________________________________

News Release

CONTACT:
Donn Dunker
(812) 981-7356

FOR IMMEDIATE RELEASE

Community  Bank  of  Kentucky  and  Wal-Mart  team up to  provide  full-service, in-store banking Wal-Mart Supercenter in Louisville

     NEW ALBANY, IN. (April 24, 2002) -- Greater Louisville  residents will soon be able to shop for camping  supplies,  croissants  and consumer loans under the same roof - seven days a week - thanks to a partnership  between  Community Bank of Kentucky and the nation's largest retailer, Wal-Mart.

     Community Bank of Kentucky will open a full-service  banking center in July at the Wal-Mart  Supercenter  under  construction at Bardstown Road and the Gene
Snyder Freeway in Louisville.

     The Community Bank of Kentucky  banking center in the Wal-Mart  Supercenter will be the  bank's  3rd  full-service  branch  and its first to be located in a retail store.

     "Our  partnership with Wal-Mart is an excellent fit for our company and our customers,"  noted Ben Wathen,  President of Community  Bank of Kentucky.  "Both
organizations  believe in giving  customers the absolute best in service,  value and quality.  And we're  giving  customers a whole new level of  convenience  by having a presence where they shop."

         Wathen added:
     "We're  also very  excited by the  opportunity  to  establish a presence in
Greater  Louisville,  both to serve our existing  customers who work and shop in
Louisville  and to bring  our  customer  oriented  banking  philosophy  to a new market."

     The Community Bank of Kentucky  in-store banking center will offer Wal-Mart
Supercenter  shoppers  the same  services  available in its  traditional  branch offices:  checking  and  savings  accounts;  instant  access to fund and account information through the Community Bank ATM; an Internet Banking kiosk;  consumer loans and credit cards; mortgage and home equity loans; and investment products.
The banking center will be open 10 a.m. to 7 p.m. Monday through Friday; 10 a.m.
to 5 p.m. on Saturday; and 12 noon to 4 p.m. on Sunday.

     Community  Bank  will hire 6  full-time  employees  to staff  the  in-store banking center, many of whom will have more retail than banking experience.

     "Our  in-store  staff will be called 'sales  associates,'  not 'tellers' or
'customer service  representatives,'"  Wathen said. "There's nothing traditional about the Wal-Mart retail  environment and we will train our sales associates to think and act like retailers."

     "In  addition to being a  tremendous  convenience  for our  customers,  our in-store  branch will be a profit  center for  Community  Bank of  Kentucky," he added.  "We intend for our  Wal-Mart  Supercenter  location to be a loan and fee income generating operation, not a transaction facility."

     Bentonville,  Ark. based Wal-Mart began building its Supercenter  stores in
1988 and has more than 450 stores. The general  merchandise stores contain fully stocked  grocery  departments,  giving  consumers an incentive to make  multiple trips to Wal-Mart Supercenters each week. The high volume of shoppers and repeat weekly visits make the Supercenters prime locations to operate bank branches.

     "From the  greeters at the front of our stores to the  friendly  banker who talks to shoppers in the aisles,  our  Supercenters  embody service," a Wal-Mart spokesperson  said. "By giving Wal-Mart shoppers the ability to do their banking with  Community Bank seven days a week, we hope to make them customers for life.
We look forward to working  together with  Community  Bank to make this in-store service a truly valuable one for our customers."

     Community Bank of Kentucky is a full-service banking affiliate of Community
Bank Shares of Indiana, Inc. Headquartered in New Albany,  Community Bank Shares
of Indiana,  Inc. is Southern Indiana's largest independent bank holding company with current  assets of  approximately  $430 million.  Community  Bank Shares of
Indiana,  Inc. is traded on the NASDAQ Small Cap Growth  Market under the symbol
CBIN.
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